Exhibit 8.3

TO	Lilium N.V.
DATE	September 29, 2021
ISSUE	Tax Opinion

Dear Ladies and Sirs,

You have asked us to provide a tax opinion regarding the section “Material German Tax Considerations” of Lilium N.V.'s Form F-1 dated 29 September 2021.

I.	BACKGROUND
[1]

We (Orrick, Herrington & Sutcliffe, LLP or “us”, as appropriate), have been requested to deliver this tax opinion (the “Opinion”) in our capacity as German tax counsel of Lilium N.V., a Dutch public limited liability company (naamloze vennootschap), in connection with the filing of a Form F-1 registration statement prepared by Lilium N.V. and to be filed with the United States Securities and Exchange commission under the United States Securities Act of 1933, as amended, (the "Registration Statement").

II.	EXAMINED DOCUMENTS

[2]We have only examined an electronic copy of the Registration Statement dated 29 September 2021.

III.	SCOPE
[3]

This Opinion is limited the tax laws of the Federal Republic of Germany as in force as on the date hereof and as applied by the German fiscal courts (not including unpublished cases). We express no opinion on the laws of the European Union insofar as not implemented in German tax law or directly applicable in the Federal Republic of Germany. We have made no investigation of the tax laws of any jurisdiction outside Germany and do not express or imply any opinion based thereon.

[4]

This Opinion is as of the date hereof. We have no obligation to update it or to notify any Addressee of this Opinion of any change in the tax laws of the Federal Republic of Germany or their construction or application after the date of this Opinion.

[5]

This Opinion is limited to the opinions expressed herein and no opinion may be concluded or implied from it. Nothing in this Opinion should be taken as expressing an opinion on any matters of fact. We express no opinion on any representations, warranties or other statements contained in the Registration Statement, except as expressly confirmed herein.

IV.	ASSUMPTIONS
[6]	For the purpose of this Opinion we assume that:
•

the Registration Statement which we have reviewed in draft form will only be filed in the same form as the draft which we have received and, where we have been provided with successive drafts of the Registration Statement marked to show changes from a previous draft, all such changes have been accurately marked; and

•	there are no factual matters and documents not disclosed to us in the course of our investigation that would affect any opinion expressed in this Opinion.
V.	OPINION
[7]	Based on the assumptions and the limitations stated herein, it is our opinion that:

The statements made in the Registration Statement under the section with the header "Material German Tax Considerations", to the extent such statements purport to constitute a summary of certain provisions of the tax laws of the Federal Republic of Germany, are true and accurate in all material respects.

VI.	BENEFIT
[8]

This Opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this Opinion and all rights, obligations or liability in relation to it are governed by German law and that any action or claim in relation to it can only be brought exclusively before the courts of Düsseldorf, Germany.

[9]

This Opinion is solely for the Addressee and solely for the purpose of the Registration Statement and it may not be relied upon by any other person, nor may this Opinion be used for any other purpose without our prior written consent. lt is not intended to create third party rights (Vertrag zugunsten Drifte) pursuant to Sec. 328 German Civil Code (Bürgediches Gesetzbuch) and we accept no liability to any person other than to the Addressee.

[10]

Accordingly, no person other than the Addressee can rely on the opinions expressed herein, or quote them and this Opinion may not be transmitted to, quoted or referred to by any other person or in any public document or filed with any other person, firm, company, or institution (other than as an exhibit to a filing of the Registration Statement), nor may this Opinion be used for any other purpose without our prior written consent.